Item 77C

SCUDDER MONEY FUNDS

The Proxy Statements on Schedule 14A for Scudder Money Funds (File No. 811-2527) are incorporated by reference to the Definitive Proxy Statements for such funds filed with the Securities and Exchange Commission on February 21, 2002.